Amendment To SECURED PROMISSORY NOTE AND LOAN AGREEMENT

THIS AMENDMENT TO SECURED PROMISSORY NOTE AND LOAN AGREEMENT (this “Amendment”), dated as of December 2, 2025, is made and entered into by and between TuHURA Biosciences, Inc., a Nevada corporation (“Borrower”), and the MATTHEW JOSEPH NACHTRAB REVOCABLE TRUST DTD 12/18/2014 (the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note (as defined below).

RECITALS

A.
WHEREAS, Borrower and Lender are parties to that certain Secured Promissory Note and Loan Agreement, dated as of October 27, 2025 (the “Note”); and
B.
WHEREAS, Borrower and Lender desire to amend the Note pursuant to Section 9(b) therein to clarify certain terms and provisions thereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, Borrower and Lender hereby agree as follows:

1.
AMENDMENT TO SECTION 1(a) OF THE NOTE. The last sentence of Section 1(a) of the Note is hereby amended and restated as follows:

“For purposes of this Note, the “Availability Period” means the period commencing on the date of this Note and ending on December 5, 2025.”

2.
AMENDMENT TO SECTION 1(h) OF THE NOTE. Section 1(h) of the Note is hereby amended and restated in its entirety as follows:

"Grant of Warrants. After 4:00 p.m. (New York City time) on the date of each Loan Advance, Borrower shall execute and deliver to Lender a warrant (each, a “Lender Warrant”) to purchase a number of shares of Common Stock, at an exercise price equal to the Nasdaq Official Closing Price (NOCP) on the date of the issuance of the Lender Warrant, as shall be equal to 150,000 shares for each $1.5 million of the Loan Advance being made (pro rated in the event that the Loan Advance is for less than $1.5 million). Each Lender Warrant shall be in substantially the form attached to this Note as Exhibit A.”

3. NO FURTHER AMENDMENT; EFFECT OF AMENDMENT. Except as expressly and specifically amended hereby, the Note is not otherwise being amended, modified or supplemented and all terms and provisions of the Note are and shall remain in full force and effect in accordance with its terms. As a result of the Amendment, on the date of this Amendment following the closing of trading, the Lender will be granted, for the initial $1.5 million Loan Advance previously made under the Note, an additional Lender Warrant to purchase 84,783 shares of Common Stock at an exercise price equal to the Nasdaq closing price of the Borrower’s Common Stock on the date of such additional Lender Warrant.

4. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Amendment may be executed by electronic transmission, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties listed below, by their duly authorized representatives, have executed this Amendment as of the date first written above.

LENDER

MATTHEW JOSEPH NACHTRAB REVOCABLE TRUST DTD 12/18/2014

By: /s/ Matthew Nachtrab

Name: Matthew Nachtrab

Title: Trustee

BORROWER

TUHURA BIOSCIENCES, INC.

By: /s/ James A. Bianco

Name: James A. Bianco

Title: Chief Executive Officer